UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2018

Ensco plc

(Exact name of registrant as specified in charter)

England and Wales	98-0635229
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1-8097

(Commission File No.)

6 Chesterfield Gardens

London, England W1J 5BQ

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2018, Ensco plc (the “Company” or “Ensco”) and Rowan Companies plc (“Rowan”) entered into a Transaction Agreement (the “Transaction Agreement”) providing for the combination of the two companies. In the Transaction Agreement, the Company has agreed to acquire the entire issued and to be issued share capital of Rowan, which acquisition (the “Transaction”) is expected to be implemented by way of a scheme of arrangement to be undertaken by Rowan under Part 26 of the UK Companies Act 2006 (“Scheme of Arrangement”) (provided that the parties reserve the right under the Transaction Agreement to effect the acquisition by way of a contractual takeover offer as defined in section 974 of the UK Companies Act 2006 in certain circumstances).

Upon the terms and subject to the conditions set forth in the Transaction Agreement, at the effective time of the Scheme of Arrangement (the “Effective Time”), each Class A ordinary share in the share capital of Rowan, each with a nominal value of $0.125 per share (the “Rowan Ordinary Shares”), issued and outstanding at the scheme record time, will be converted into the right to receive 2.215 Class A ordinary shares in the share capital of the Company, each with a nominal value of $0.10 per share (the “New Company Shares”).

The board of directors of the Company has unanimously approved and adopted the Transaction Agreement and has agreed, subject to certain exceptions set forth in the Transaction Agreement, to recommend that the Company’s shareholders approve the allotment and issuance of the New Company Shares issuable in connection with the Transaction. Each of Rowan and the Company has also agreed not to directly or indirectly solicit competing acquisition proposals or, subject to certain exceptions with respect to unsolicited proposals that may be deemed to be “superior proposals,” to enter into discussions concerning, or provide confidential information in connection with, any competing acquisition proposals. The Transaction Agreement further provides that, upon termination of the Transaction Agreement under certain circumstances, the Company or Rowan may be required to pay the other party (i) an expense reimbursement fee of $15 million or (ii) a termination fee of $24 million.

In addition to the foregoing termination rights, either party may terminate the Transaction Agreement if the Transaction shall not have been consummated on or prior to October 7, 2019 (provided that either party may extend such date for an additional four months in certain circumstances specified in the Transaction Agreement, including to receive regulatory approvals).

The Transaction Agreement contains customary representations and warranties by the Company and Rowan. The Transaction Agreement also contains customary pre-closing covenants, including the obligation of the Company and Rowan to conduct their respective businesses in the ordinary course of business and to refrain from taking specified actions without the consent of the other party.

The completion of the Transaction is subject to various closing conditions, including, among other things, (i) the receipt of certain approvals of the Rowan shareholders and the Company’s shareholders, including approval of the allotment and issuance of the New Company Shares by the Company’s shareholders, (ii) the sanction of the Scheme by the High Court of Justice of England and Wales, (iii) the receipt of certain required regulatory approvals or elapse of certain review periods with respect thereto, including those in the United States, United Kingdom and Kingdom of Saudi Arabia, (iv) the absence of legal restraints prohibiting or restraining the Transaction and (v) the absence of any law or order reasonably expected to result in the dissolution of the Saudi Aramco Offshore Drilling Company, Rowan’s joint venture with Saudi Aramco (the “ARO JV”), or the sale, disposition, forfeiture or nationalization of Rowan’s interest in the ARO JV.

In connection with the execution of the Transaction Agreement, Mukamala Oil Field Services Limited, a subsidiary of Saudi Aramco Development Company and holder of 50% of the interests of ARO JV, delivered a letter that, among other things, waived its option to purchase Rowan’s interest in the ARO JV and consented to the completion of the Transaction.

In connection with the Transaction, the Company and Rowan also agreed to amend the Company’s Corporate Governance Policy, to be effective as of the Effective Time, in the form attached as Annex III to the Transaction Agreement (the “Combined Company Governance Policy”).  Pursuant to the Combined Company Governance Policy, immediately following the Effective Time, the Company’s Board of Directors (the “Board”) will consist of eleven members, six of which will be nominated by the Company and five of which will be nominated by Rowan.  For the first two Annual General Meetings of Shareholders after the Effective Time, the Board will renominate the directors designated by each of the Company and Rowan that remain on the Board, subject to certain exceptions described in the Combined Company Governance Policy.  Further, the Combined Company Governance Policy provides that, for two years following the Effective

Time, the Nominating and Governance Committee will consist of two of the Company designees and two of the Rowan designees.

The foregoing description of the Transaction Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Transaction Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Transaction Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Transaction Agreement. They are not intended to provide any other factual information about the Company, Rowan or their respective subsidiaries or affiliates or equity holders. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to the Transaction Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, Rowan or any of their respective subsidiaries, affiliates, businesses, or equity holders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Rowan. Accordingly, investors should read the representations and warranties in the Transaction Agreement not in isolation but only in conjunction with the other information about the Company or Rowan and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Chairman

On October 8, the Company announced that, effective as of and contingent upon the closing of the Transaction, Carl Trowell has been named Executive Chairman of the Company. In connection with his appointment as Executive Chairman, Mr. Trowell entered into an amended and restated employment agreement with Ensco Services Limited dated October 7, 2018 (the “Executive Chairman Employment Agreement”). Pursuant to the Executive Chairman Employment Agreement and the Combined Company Governance Policy, unless earlier terminated as provided therein, Mr. Trowell will serve as Executive Chairman for an 18-month term following the Effective Time.  Mr. Trowell will be entitled to a gross base annual salary of £450,000 and an annual target bonus of 110% of base salary.  Mr. Trowell will, upon the closing of the Transaction, also be entitled to a gross $5,000,000 lump sum cash payment in exchange for the forfeiture of certain long-term incentive awards, including his 2017, 2018 and any 2019 unvested performance unit awards and any 2019 unvested restricted share unit awards. During the term, Mr. Trowell will also be entitled to cash payments in lieu of participating in the Ensco Savings Plan equal to the cash amounts that would have been contributed by the Company on his behalf had he participated in the plan (assuming that Mr. Trowell deferred the maximum amount possible under the plan and the United States Internal Revenue Code and received the corresponding company matching benefit).

Following expiration of the Executive Chairman term or termination of the Executive Chairman Employment Agreement other than for cause, Mr. Trowell is entitled to a gross severance payment of  £2,000,000, plus an additional amount to be determined by the Board up to a maximum £3,000,000, based on achieving certain levels of synergies to be agreed with the Board.  The Executive Chairman Employment Agreement also includes customary non-solicitation, non-competition, non-disparagement, confidentiality and intellectual property assignment provisions.

The foregoing is not a complete description of the Executive Chairman Employment Agreement and is qualified in its entirety by reference to the full text of the Executive Chairman Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. Any capitalized terms not defined in this description are defined in the Executive Chairman Employment Agreement.

Chief Executive Officer

On October 8, 2018, the Company announced that, effective as of and contingent upon the closing of the Transaction, Dr. Thomas Burke has been named President and Chief Executive Officer of the Company and will be appointed a member of the board of directors of the Company (the “Board”).  In connection with his appointment, Dr. Burke entered into an employment agreement with Rowan Companies Inc., ENSCO Global Resources Limited (“Ensco UK”) and, solely for purposes of guaranteeing Ensco UK’s obligations thereunder, the Company, dated October 7, 2018 (the “CEO Employment Agreement”). Pursuant to the CEO Employment Agreement and the Combined Company Governance Policy, unless earlier terminated as provided therein, Dr. Burke will serve as Chief Executive Officer for a two-year term. The CEO Employment Agreement automatically renews for successive 12-month periods absent 90 days’ prior notice of nonrenewal.  During the term, Dr. Burke will be entitled to a base annual salary of $950,000 and an annual target bonus of 110% of base salary.  Subject to the approval of the Board or Compensation Committee of the Board, for the first two years of the term, Dr. Burke will be entitled to awards under the Company’s long-term incentive award plans and programs at a level and on terms commensurate with his position and with a target award level of no less than 500% of his base salary, which percentage may be increased or decreased in future years as determined by the Board or Compensation Committee of the Board.  Dr. Burke will be eligible to participate in employee benefit plans, programs and arrangements of the Company, including the Company’s expatriate assignment and tax equalization policy.  Dr. Burke will be required to relocate to London, England. In consideration of Dr. Burke’s (i) waiver of single trigger vesting for certain equity awards previously granted to him, (ii) waiver of certain Change in Control and Good Reason rights pursuant to his existing compensation arrangements, and (iii) the cost of living and tax burden associated with his relocation from the United States, Dr. Burke will be provided a one-time payment of $3,750,000. This one-time payment is subject to pro-rata reimbursement should Dr. Burke resign without Good Reason or be terminated for Cause prior to the third anniversary of the Commencement Date.  Dr. Burke will also receive benefits under the Company’s relocation policy, including a payment of $20,000 to help cover his relocation expenses.

In the event of a termination of Dr. Burke’s employment without Cause or his resignation for Good Reason, subject to his execution of a customary release, he will be entitled to (1) a lump sum payment equal to two times his base salary, (2) a lump sum payment equal to two times the greater of his average annual bonus over the three calendar years preceding his termination or his target annual bonus amount, (3) a pro-rated bonus for the year of termination, (4) subsidized medical, dental and vision coverage for a 24-month period,  (5) reimbursement of costs incurred to relocate to the United States, and (6) accelerated vesting of outstanding equity awards.  The CEO Employment Agreement also includes customary non-solicitation, non-competition, non-disparagement, confidentiality and intellectual property assignment provisions.

The foregoing is not a complete description of the CEO Employment Agreement and is qualified in its entirety by reference to the full text of the CEO Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein. Any capitalized terms not defined in this description are defined in the CEO Employment Agreement.

Item 7.01 Regulation FD Disclosure.

On October 8, 2018, the Company and Rowan issued a press release announcing their entry into the Transaction Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

On October 8, 2018, the Company posted to its corporate website an investor presentation related to the Transaction, which is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

On October 8, 2018, the Company held a conference call with the Company’s investors.  The transcript of the call is attached hereto as Exhibit 99.3 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

In connection with the announcement of the Transaction, the Company sent certain written communications to its employees and customers, which are filed as Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Transaction Agreement, dated as of October 7, 2018, by and between Ensco plc and Rowan Companies plc.

10.1	Amended and Restated Employment Agreement, dated as of October 7, 2018, by and between Carl Trowell and Ensco Services Limited.

10.2

Employment Agreement, dated as of October 7, 2018, by and between Dr. Thomas Burke, Rowan Companies Inc., ENSCO Global Resources Limited and, solely for the purposes of guaranteeing ENSCO Global Resources Limited’s obligations thereunder, Ensco plc.

99.1	Press Release dated October 8, 2018.

99.2	Investor Presentation dated October 8, 2018.

99.3	Transcript of Investor Conference Call held on October 8, 2018.

99.4	CEO Memo to Employees.

99.5	Employee Frequently Asked Questions (FAQ).

99.6	Letter to Customers.

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

* * *

Additional Information and Where You Can Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction between the Company and Rowan will be submitted to the respective shareholders of the Company and Rowan for their consideration.

Forward-Looking Statements

Statements included in this document regarding the proposed transaction, benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, accretion to cash flows, revenue growth, credit ratings or other attributes of Ensco following the completion of the transaction and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)).  Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import.  These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of Ensco and Rowan, delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco’s and Rowan’s Annual Report on Form 10-K for the year ended December 31, 2017 and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.  Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  All information in this document is as of today.  Except as required by law, both Ensco and

Rowan disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, Ensco and Rowan will file a joint proxy statement on Schedule 14A with the SEC.  Ensco and Rowan intend that the proposed transaction will be implemented by means of a court-sanctioned scheme of arrangement between Rowan and Rowan’s shareholders under the UK Companies Act 2006, as amended, in which case the issuance of Ensco’s ordinary shares in the proposed transaction would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Ensco determines to conduct an acquisition of Rowan pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to Ensco’s ordinary shares that would be issued in the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF ENSCO AND ROWAN ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF ANY SCHEME OF ARRANGEMENT OF ROWAN, IN ACCORDANCE WITH THE REQUIREMENTS OF THE UK COMPANIES ACT 2006) AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.  A definitive joint proxy statement and any registration statement/prospectus, as applicable, will be sent to security holders of Ensco and Rowan in connection with the Ensco and Rowan shareholder meetings.  Investors and security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by Ensco and Rowan with the SEC from the SEC’s website at www.sec.gov.  Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400, or Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, telephone 713-621-7800.  Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.”  Copies of the documents filed by Rowan with the SEC will be available free of charge on Rowan’s website at www.rowan.com/investor-relations.

Participants in the Solicitation

Ensco and Rowan and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction.  Information about these persons is set forth in Ensco’s proxy statement relating to its 2018 General Meeting of Shareholders and Rowan’s proxy statement relating to its 2018 General Meeting of Shareholders, as filed with the SEC on March 30, 2018 and April 3, 2018, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC.  Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Service of Process

Ensco and Rowan are incorporated under the laws of England and Wales.  In addition, some of their respective officers and directors reside outside the United States, and some or all of their respective assets are or may be located in jurisdictions outside the United States.  Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Ensco, Rowan or their respective officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Ensco, Rowan or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: October 9, 2018

/s/ Michael T. McGuinty
Michael T. McGuinty Senior Vice President - General Counsel and Secretary